UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ		08628
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)On June 30, 2016, Antares Pharma, Inc. (“Antares”) entered into amended and restated employment agreements for Antares’s Senior Vice President and Chief Financial Officer, James E. Fickenscher and Senior Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary, Peter J. Graham.  The amended and restated employment agreements include the same material terms as the prior employment agreements entered into on November 17, 2014 with respect to Mr. Fickenscher and July 14, 2015 with respect to Mr. Graham, except that the amended and restated agreements reflect (i) each executive’s current base salary of $364,000 for Mr. Fickenscher and $356,720 for Mr. Graham, (ii) increased severance benefits in the event that the executive’s employment with Antares is terminated by Antares without “cause” or by the executive for “good reason” (as each term is defined in the applicable employment agreement), and (iii) a longer non-compete and non-solicitation restriction period.

Under each of the prior employment agreements, upon a termination by Antares without cause or by the executive for good reason before or after the period beginning 60 days immediately prior to a change of control of Antares and ending on the last day of the 12-month period immediately following a change of control (the “Prior Change of Control Protection Period”), and provided that the executive executes and does not revoke a release and waiver of claims in favor of Antares and its affiliates, the executive was entitled to the following severance benefits:  (i) six months of continued base salary at the rate in effect immediately prior to the date of termination, paid in installments over the six-month period following termination of employment; (ii) reimbursement for the cost of continued health and dental benefits through COBRA, subject to the same cost-sharing as if he were an employee, for the shorter of six months or until the date he obtains coverage from a new employer; and (iii) with respect to all outstanding equity grants held by the executive immediately prior to his termination date which vest based upon the executive’s continued service over time, the portion that would have become vested during the six-month period following the executive’s termination date had he remained employed during such six-month period would have accelerated, become fully vested and/or exercisable, as the case may be, as of the executive’s termination date.  If the termination without cause or for good reason occurred during the Prior Change of Control Protection Period, the executive was entitled to the following increased severance benefits:  (a) 12 months of continued base salary at the rate in effect immediately prior to the date of termination, paid in installments over the 12-month period following termination of employment; (b) a pro-rated annual bonus payment for the year of termination based on the target bonus in effect for the year of termination and the number of days the executive was employed by Antares in the year of his termination; (c) reimbursement for the cost of continued health and dental benefits through COBRA, subject to the same cost-sharing as if he were an employee, for the shorter of 12 months or until the date he obtains coverage from a new employer; and (d) all outstanding equity grants held by the executive immediately prior to his termination date which vest based upon the executive’s continued service over time would have accelerated, become fully vested and/or exercisable, as the case may be, as of the executive’s termination date.

Under each of the amended and restated employment agreements, upon a termination of the executive’s employment without cause or for good reason before or after the period beginning 60 days immediately prior to a change of control of Antares and ending on the last day of the 18-month period immediately following a change of control (the “Current Change of Control Protection Period”), provided that the executive executes and does not revoke a release and waiver of claims in favor of Antares and its affiliates, the executive is entitled to the following severance benefits:  (i) the sum of (A) his then-current annual base salary, plus (B) his target annual bonus for the year in which the termination of employment occurs, paid in monthly installments over the 12-month period following termination of employment; (ii)  pro-rated annual bonus payment for the year of termination based on actual performance and the number of days the executive was employed by Antares in the year of his termination; (iii) reimbursement for the cost of continued health and dental benefits through COBRA, subject to the same cost-sharing as if he were an employee, for the shorter of 12 months or until the date he obtains coverage from a new employer; and (iv) with respect to all outstanding equity grants held by the executive immediately prior to his termination date which vest based upon the executive’s continued service over time, the portion that would have become vested during the 12-month period following the executive’s termination date had he remained employed during such 12-month period will accelerate, become fully vested and/or exercisable, as the case may be, as of the executive’s termination date.

If the termination without cause or for good reason occurs during the Current Change of Control Protection Period, the executive is entitled to the following increased severance benefits: (a) 1.5 times the sum of (A) his then-current annual base salary, plus (B) his target annual bonus for the year in which the termination of employment occurs paid in monthly installments over the 18-month period following termination of employment; (b) pro-rated annual bonus payment for the year of termination based on actual performance and the number of days the executive was employed by Antares in the year of his termination; (c) reimbursement for the cost of continued health and dental benefits through COBRA, subject to the same cost-sharing as if he were an employee, for the shorter of 18 months or until the date he obtains coverage from a new employer; and (d) all outstanding equity grants held by the executive immediately prior to his termination date which vest based upon the executive’s continued service over time will accelerate, become fully vested and/or exercisable, as the case may be, as of the executive’s termination date.

Each of the prior employment agreements provided that during the term of the executive’s employment with Antares, and for the six-month period after the executive’s termination of employment (or the 12-month period if the executive’s employment was terminated by Antares without cause or by the executive for good reason during the Prior Change of Control Protection Period), the executive could not (i) compete against Antares, (ii) solicit in any way the customers of Antares, or (iii) recruit in any way the employees of

Antares.  Under each of the amended and restated employment agreements, during the term of the executive’s employment with Antares, and for the 12-month period after the executive’s termination of employment (or the 18-month period if the executive’s employment is terminated by Antares without cause or by the executive for good reason during the Current Change of Control Protection Period), the executive cannot (i) compete against Antares, (ii) solicit in any way the customers of Antares, or (iii) recruit in any way the employees of Antares.

The foregoing is a summary description of certain terms of the amended and restated employment agreements and, by its nature, is incomplete.  Antares will file the employment agreements as an exhibit to its Quarterly Report on Form 10-Q for the period ending on June 30, 2016.  All readers are encouraged to read the amended and restated employment agreements when they are filed. Antares’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Antares home page on the Internet at http://www.antarespharma.com under the heading “ATRS Investor Information – SEC Filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	July 1, 2016	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer, Human Resources, and Secretary